UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2020

Trecora Resources
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-33926 (Commission File Number)	75-1256622 (IRS Employer Identification No.)

1650 Hwy 6 South, Suite 190
Sugar Land, Texas 77478
(Address of principal executive offices, including Zip Code)

(281) 980-5522
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	TREC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.
On April 9, 2020, South Hampton Resources, Inc. (“SHR”), a wholly-owned subsidiary of Trecora Resources (the “Company”), and Martin Operating Partnership L.P. (“Martin”) entered into a Second Amended and Restated Natural Gasoline Supply and Handling Agreement (the “Agreement”) for the long-term supply of natural gasoline to SHR (collectively, the “Feedstock”).
The Agreement generally requires SHR to source all of its Feedstock needs through Martin, subject to certain exceptions. Compensation to Martin for supply of the Feedstock under the Agreement is payable on a monthly basis and is generally based upon (i) an amount equal to the actual cost to Martin to purchase the Feedstock plus an agreed upon marketing fee and (ii) an agreed upon terminal fee (subject to certain additional fees and adjustments).
The Agreement also contains customary representations and warranties of each party and other customary provisions related to events of default, force majeure and indemnification. The Agreement provides that, upon the occurrence of an event of default, the Agreement may be terminated by the non-defaulting party.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020.
On April 13, 2020, the Company issued a press release announcing SHR’s entry into the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release of the Company, dated April 13, 2020

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TRECORA RESOURCES

Date: April 13, 2020        By: /s/ Christopher A. Groves
Christopher A. Groves
Corporate Controller